UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BOX SHIPS INC.

(Exact name of registrant as specified in its charter)

Marshall Islands	00135132	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15 Karamanli Ave., Voula, Greece	166 73
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock Purchase Rights	OTC Markets

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A is filed to supplement and amend the information set forth in the Form 8-A of Box Ships Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) (File No. 001-35132) on April 8, 2011 (the “Original Form 8-A”). The Original Form 8-A is incorporated herein by reference.

Item 1.	Description of Registrant’s Securities to be Registered.

On April 19, 2018, the Company and Computershare Trust Company, N.A., as Rights Agent (“Agent”), entered into Amendment No. 1 to the Stockholders Rights Agreement (the “Amendment”) relating to the Stockholders Rights Agreement (the “Rights Agreement”), dated as of April 18, 2011, between the Company and the Agent. Pursuant to the Amendment, the Final Expiration Date of the Rights contained therein was accelerated from April 18, 2021 to April 19, 2018.

The description of the Amendment incorporated by reference herein to the Company’s Report of Foreign Private Issuer on Form 6-K, filed with the Securities and Exchange Commission on April 20, 2018, and is qualified in its entirety by reference to the Rights Agreement. A copy of the Amendment is attached hereto as an exhibit and is incorporated herein by reference. A copy of the Rights Agreement was previously filed as an exhibit to the Company’s amended registration statement on Form F-1/A filed on April 8, 2011, and is also incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

1	Form of Shareholder Rights Agreement, by and between Box Ships Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes as Exhibit A the Form of Certificate of Designation of Series A Participating Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights, incorporated by reference to Exhibit 10.3 to the amended Registration Statement on Form F-1/A (File No. 333-173280) filed with the Securities and Exchange Commission on April 8, 2011.

2	Form of Amendment No. 1 to the Stockholders Rights Agreement, dated April 19, 2018, by and between Box Ships Inc. and Computershare Trust Company, N.A., incorporated by reference to Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K (File No. 001-35132) filed with the Securities and Exchange Commission on April 20, 2018.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

BOX SHIPS INC.

Date: April 20, 2018	By:	/s/ GEORGE SKRIMIZEAS
George Skrimizeas Chief Operating Officer